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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant /x/
Filed by a party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
HearMe
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.00005 per share
	(2)	Aggregate number of securities to which transactions applies: 28,820,813
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    Not Applicable

	(4)	Proposed maximum aggregate value of transaction: $2,900,000(1)
	(5)	Total fee paid: $580.00
/x/	Fee paid previously with preliminary materials:
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(2)	Filing Party:
	(4)	Date Filed:

(1)
In accordance with Rule 0-11, this amount represents an estimate of the aggregate value of the cash and other property to be distributed to security holders.

September   , 2001

Dear Stockholders:

    You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Friday, September 28, 2001, at 10:00 a.m. local time at the Sheraton Sunnyvale, 1100 North Mathilda Avenue, Sunnyvale, California 94089.

    As you may be aware, the meeting was originally held on July 31, 2001, at which time it was adjourned to August 30, 2001, and the meeting was subsequently adjourned to September 28, 2001.

    At the meeting, you will be asked, among other things, to approve a Plan of Liquidation and Dissolution for HearMe. The Board of Directors of HearMe has unanimously approved the Plan of Liquidation and Dissolution and believes that, if adopted, it would maximize stockholder value. Please note that approval of the Plan of Liquidation and Dissolution also includes approval of the sale by HearMe of all or substantially all of its assets in one or more transactions at the discretion of the Board of Directors of HearMe. Because of the uncertainties as to the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values that will ultimately be distributed to our stockholders or the timing of distributions if the Plan of Liquidation and Dissolution is approved.

    Our Board of Directors believes that this proposal is in the best interests of HearMe and our stockholders and urges you to vote in favor of this proposal.

    Whether or not you plan to attend the meeting, you are encouraged to read the enclosed proxy statement carefully and to sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

    If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted.

Very Truly Yours,

James Schmidt
Chief Executive Officer

685 Clyde Avenue Mountain View California 94043
telephone: 650.429.3900 facsimile: 650.429.3911 www.hearme.com

HEARME

Notice of Annual Meeting of Stockholders

To Be Held on September 28, 2001

    The Annual Meeting of Stockholders (the "Annual Meeting") of HearMe, a Delaware corporation (the "Company"), will be held at the Sheraton Sunnyvale, located at 1100 North Mathilda Avenue, Sunnyvale, California 94089, on Friday, September 28, 2001, at 10:00 a.m. local time, for the following purposes:

  1.
  To approve and adopt the Plan of Liquidation and Dissolution attached as Exhibit A to the Proxy Statement;

  2.
  To elect six directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2001; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    As you may be aware, the Annual Meeting was originally held on July 31, 2001, at which time it was adjourned to August 30, 2001, and the Annual Meeting was subsequently adjourned to September 28, 2001.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement, which is attached and made a part of this Notice. The Board of Directors has fixed the close of business on June 1, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only holders of record of Common Stock of HearMe at the close of business on the record date will be entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

    Our Board of Directors unanimously recommends that you vote in favor of each of the proposals outlined in the Proxy Statement.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to vote for the proposals listed above. You may vote by telephone or Internet as instructed on the enclosed proxy card, or you may mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote by proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

James Schmidt Chief Executive Officer
Mountain View, California September , 2001

IMPORTANT:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY TELEPHONE OR INTERNET, OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

    The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposals. You should still carefully read this proxy statement in its entirety, including the attached exhibits.

Q:
WHAT WILL BE VOTED ON AT THE ANNUAL MEETING?

A:
The proposals to be voted on at the Annual Meeting are (1) whether to approve a Plan of Liquidation and Dissolution attached as Exhibit A to this Proxy Statement (the "Plan of Dissolution" or the "Plan"); (2) whether to elect the six directors standing for re-election to our Board of Directors; (3) whether to ratify the appointment of PricewaterhouseCoopers LLP as HearMe's independent accountants for the year ending December 31, 2001, and (4) any other matter which may properly come before the meeting.

Q:
WHAT DOES THE PLAN OF DISSOLUTION ENTAIL?

A:
The Plan of Dissolution provides for the liquidation, winding up and dissolution of HearMe. If the Plan of Dissolution is approved, we will sell all of our non-cash assets, satisfy our contractual obligations and make liquidating distributions to our stockholders of HearMe's net available assets. By the terms of the Plan of Dissolution, stockholder approval of the Plan will also constitute stockholder approval of the sale of all or substantially all of HearMe's assets in one or more transactions.

Q:
WHAT WILL HAPPEN IF THE PLAN OF DISSOLUTION IS NOT APPROVED?

A:
If the Plan of Dissolution is not approved, we will continue operating HearMe as an ongoing concern and no immediate distributions of cash will be made to stockholders.

Q:
WHEN WILL THE STOCKHOLDERS RECEIVE ANY PAYMENT FROM THE LIQUIDATION OF HEARME?

A:
If the Plan of Dissolution is approved, we anticipate that an initial distribution of available assets will be made to the stockholders prior to the end of 2001. Thereafter, as we liquidate our remaining assets and properties we will distribute available liquidation proceeds to stockholders as our Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed over a period of three years.

Q:
WHAT IS THE AMOUNT OF THE PAYMENT THAT STOCKHOLDERS WILL RECEIVE FROM THE LIQUIDATION OF HEARME?

A:
Because of the uncertainties as to the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to our stockholders should the Plan of Dissolution be approved. However, based upon information presently available to us, assuming the successful sale or disposition of certain assets, the successful resolution of certain liabilities to customers and the collection of certain amounts due to HearMe pursuant to a note receivable, and assuming no unanticipated claims or other material adverse events, we believe that our stockholders could over time receive distributions of net available assets of up to approximately $0.10 per share. Due to these uncertainties, however, the actual amount of such distributions may be significantly lower or significantly higher than $0.10 per share. If we are unable to settle our liabilities in a satisfactory matter and receive sufficient value for our non-cash assets, our stockholders could receive zero proceeds.

Q:
SHOULD I STILL VOTE TO ELECT OUR BOARD OF DIRECTORS AND RATIFY THE SELECTION OF ACCOUNTANTS IF I APPROVE THE PLAN OF DISSOLUTION?

A:
Yes. Even if a stockholder votes to approve the Plan of Dissolution, each stockholder should vote on the proposal to elect our Board of Directors and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as HearMe's independent accountants for the year ending December 31, 2001. If the Plan of Dissolution is adopted, our Board of Directors will oversee, or will appoint a trustee to oversee, the orderly liquidation and dissolution of HearMe. Additionally, HearMe will still require the services of independent accountants to conduct annual audits and other such matters for so long as HearMe is obligated to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended.

Q:
WHAT DO HEARME STOCKHOLDERS NEED TO DO NOW?

A:
After carefully reading and considering the information contained in this proxy statement, each HearMe stockholder should complete and sign his or her proxy card and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable HearMe to conduct business at the meeting.

Q:
CAN HEARME STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR SIGNED PROXIES?

A:
Yes. A stockholder can change his or her vote any time before proxies are voted at the meeting. Each stockholder can change his or her vote in one of three ways. First, a stockholder can send a written notice to our Chief Financial Officer, Joyce Keshmiry, at our executive offices, stating that he or she would like to revoke his or her proxy. Second, a stockholder can complete and submit a new proxy. If a stockholder chooses either of these two methods, he or she must submit the notice of revocation or the new proxy to HearMe. Third, a stockholder can attend the meeting and vote in person.

Q:
IF HEARME SHARES ARE HELD IN "STREET NAME" BY A STOCKHOLDER'S BROKER, WILL THE BROKER VOTE THESE SHARES ON BEHALF OF THE STOCKHOLDER WITH RESPECT TO THE APPROVAL OF THE PLAN OF DISSOLUTION?

A:
A broker will vote HearMe shares as to the approval of the Plan of Dissolution only if the holder of these shares provides the broker with instructions on how to vote. Stockholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

Q:
CAN I SELL MY SHARES OF HEARME COMMON STOCK ONCE THE PLAN OF DISSOLUTION IS APPROVED?

A:
Although our Common Stock is currently trading on the over-the-counter (OTC) Bulletin Board of the National Association of Securities Dealers, Inc., we intend to close our stock transfer books and restrict transfers of our Common Stock after filing the Certificate of Dissolution with the State of Delaware. This filing will not occur until following the adoption of the Plan of Dissolution.

Q:
WHO CAN HELP ANSWER QUESTIONS?

A:
If you have any additional questions about any of the proposals or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact: Joyce Keshmiry, Chief Financial Officer, at (650) 429-3900. Our public filings can also be accessed at the web site of the Securities and Exchange Commission, located at www.sec.gov.

HEARME

685 Clyde Avenue
Mountain View, California 94043

PROXY STATEMENT

General

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of HearMe, a Delaware corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Sunnyvale, located at 1100 North Mathilda Avenue, Sunnyvale, California 94089, on Friday, September 28, 2001, at 10:00 a.m., local time, and any adjournment or postponement thereof.

    As you may be aware, the Annual Meeting was originally held on July 31, 2001, at which time it was adjourned to August 30, 2001, and the Annual Meeting was subsequently adjourned to September 28, 2001.

    This Proxy Statement and the enclosed proxy card were first mailed to stockholders entitled to vote at the meeting on or about September   , 2001. Please note that this Proxy Statement and proxy card supersede and replace the Proxy Statement and proxy card which were originally mailed to stockholders entitled to vote at the meeting on or about June 29, 2001. Since such mailing date, the Board has unanimously approved the Plan of Liquidation and Dissolution and determined not to proceed with the proposed one-for-ten reverse split of the Company's common stock and to withdraw its request for review of a NASD staff determination to discontinue the trading of the Company's common stock on the Nasdaq National Market. Accordingly, this Proxy Statement and the enclosed proxy card relate to the Annual Meeting, as adjourned and rescheduled for Friday, September 28, 2001. Please note, however, that the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000, including financial statements, which was mailed to stockholders entitled to vote on or about June 29, 2001, is still applicable and should be read in conjunction with this Proxy Statement.

Record Date; Voting Securities

    The close of business on June 1, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on the Record Date, the Company had approximately 28,820,813 shares of common stock outstanding and held of record by approximately 389 stockholders. You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. When you sign the proxy card, you appoint James Schmidt and Joyce Keshmiry as your representatives at the meeting. These representatives will vote your shares, as you have instructed them on the proxy card, at the meeting. Accordingly, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, we recommend that you complete, sign and return your proxy card in advance of the meeting in case your plans change.

Proposals To Be Voted On At The Annual Meeting

    You are being asked to vote on:

  •
  the approval and adoption of the Plan of Liquidation and Dissolution;

  •
  the election of six directors of the Company to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

  •
  ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2001.

    The Board of Directors recommends a vote FOR each proposal.

Voting and Solicitation

    Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. Shares of common stock may not be voted cumulatively.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. The approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the Record Date. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the approval and adoption of the Plan of Liquidation and Dissolution, FOR the election of directors, and FOR ratification of the appointment of the designated independent accountants and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

    The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We intend to retain a proxy solicitor to assist in the distribution of proxy materials and solicitation of votes, and to pay such proxy solicitor a customary fee (which we currently estimate to be in the approximate amount of $7,500), plus reimbursement for certain out-of-pocket expenses.

Revoking Your Proxy

    You may revoke your proxy at any time before it is voted at the meeting. In order to do this, you may either:

  •
  Sign and return another proxy at a later date;

  •
  Provide written notice of the revocation to HearMe's Chief Financial Officer; or

  •
  Attend the meeting and vote in person.

Voting Confidentiality

    Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

    Preliminary voting results will be announced at the meeting and final results will be published in HearMe's Quarterly Report on Form 10-Q for the third quarter of fiscal 2001. We file this quarterly report with the Securities and Exchange Commission ("SEC"). After the report is filed, you may obtain a copy by:

  •
  Contacting our Investor Relations department at investor_relations@hearme.com; or

  •
  Visiting the SEC's website at www.sec.gov.

Other Business

    We are not aware of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting by August 17, 2001, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James Schmidt and Joyce Keshmiry to vote on such matters at their discretion.

PROPOSAL NO. 1

APPROVAL AND ADOPTION OF PLAN OF LIQUIDATION AND DISSOLUTION

General

    Our Board of Directors is presenting the Plan of Liquidation and Dissolution (the "Plan of Dissolution" or the "Plan") for approval by our stockholders at the Annual Meeting. The Plan was adopted by our Board of Directors, subject to stockholder approval, on August 10, 2001. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below. You should read the Plan in its entirety.

    Our Board of Directors adopted resolutions dated August 10, 2001 which authorized, subject to the stockholder approval, the orderly liquidation of our assets pursuant to the Plan. The Plan provides that, if the requisite stockholder approval is received (such time of approval deemed the "Effective Date"), our officers and directors will initiate the complete liquidation and subsequent dissolution of HearMe. After the Effective Date, we will not engage in any business activities except for the purpose of preserving the value of our assets, prosecuting and defending lawsuits by or against us, adjusting and winding up our business and affairs, selling and liquidating all or substantially all of our properties and assets, including our intellectual property and other intangible assets, paying our creditors, and making distributions to stockholders, in each case in accordance with the Plan. In addition, after the Effective Date, we will file a Certificate of Dissolution with the Secretary of State of the State of Delaware.

    Our Board of Directors may, at any time, transfer to a liquidating trust our remaining assets to complete the liquidation and distribution of our available assets to our stockholders pursuant to the Plan. The liquidating trust would then succeed to all of the assets, liabilities and obligations of HearMe. Our Board of Directors may appoint one or more of its members or an officer of HearMe to act as trustee or trustees of such liquidating trust. If, however, all of our assets are not distributed within three years after the date on which the Certificate of Dissolution is filed with the State of Delaware, we will transfer our remaining assets to a liquidating trust. Your approval of the Plan will also constitute your approval of any appointment and compensation of such trustees.

    During the liquidation of our assets, we may pay to our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan and/or retention and severance benefits. Your approval of the Plan will constitute your approval of the payment of any such compensation.

    The following resolution will be offered at the Special Meeting:

  "RESOLVED, THAT THE PLAN OF LIQUIDATION AND DISSOLUTION RECOMMENDED BY THE BOARD OF DIRECTORS BE ADOPTED AND APPROVED."

BACKGROUND AND REASONS FOR THE PLAN

Background

    HearMe's business is the development and licensing of Voice over Internet Protocol (VoIP) technology for business and personal communications applications. We have licensed this technology through a robust product line that offers service providers and equipment vendors flexibility in development, integration and deployment of communication applications. Our standards-based technology operates with VoIP software and devices produced by major infrastructure vendors, allowing service providers to easily deploy enhanced voice applications such as voice conferencing across their Internet Protocol (IP) networks. In addition, our PC-to-phone, phone-to-phone, and PC-to-PC VoIP technologies add value to a variety of business applications offered by equipment vendors in the customer relationship management and VoIP Calling markets.

    We were incorporated and commenced operations in January 1995 under the name Mpath Interactive, Inc. From inception through September 1996, our activities primarily consisted of recruiting employees and raising capital, performing product and technology development, engaging in marketing activities and negotiating strategic relationships. In November 1995, we entered into an agreement with PSINet, Inc. for the deployment of a low-latency network, which provided a platform for launching and operating the Mplayer.com service. Testing of the Mplayer.com service began in February 1996 and the service was launched commercially in October 1996. In November 1996, we acquired Catapult Entertainment, Inc., in order to acquire its enabling network technology. In January 1999, we launched HearMe.com, our second live community service. During the period from January 1995 to December 31, 1998, we raised gross proceeds of approximately $34.9 million from the sale of equity securities to venture capital investors and strategic partners. In January 1999, we raised approximately an additional $20.0 million from the sale of equity securities to venture capital investors and strategic partners. The proceeds from these financings have primarily been used to finance our research and development and the sales and marketing of our products and services. In May and June 1999, we raised gross proceeds of approximately $80.7 million from the sale of common stock through an initial public offering. A portion of the proceeds from this offering has been used to finance research and development and to fund sales and marketing activities.

    In September 1999, we announced that we would commence doing business under the name HearMe. In October 1999, we acquired Resounding Technology, Inc. through the merger of a wholly owned subsidiary of HearMe with and into Resounding Technology, Inc. In April 2000, we acquired AudioTalk Networks, Inc. through the merger of a wholly-owned subsidiary of HearMe with and into AudioTalk Networks, Inc.

    Until January 2001, we generated our revenues from two business units, Technology Products (formerly known as Mpath Foundation) and Live Communities. In December 2000, we announced that we had signed a definitive agreement to divest our Live Communities business unit, including the Mplayer.com service and the affiliated advertising network, to GameSpy Industries, Inc., an online games company. In connection with the sale of the Live Communities business unit, which closed in January 2001, we received a cash payment, a promissory note and shares of common stock of GameSpy Industries, Inc.

    In April 2001, we announced that HearMe was focusing its business operations to further increase operating efficiencies and address only the most strategic market opportunities. To ensure financial flexibility, we announced plans to streamline our operations with decreased spending on marketing and administrative expenses and a reduction in headcount of approximately 50 employees. Concurrent with the restructuring, we entered into retention agreements with our remaining employees, pursuant to which the employees would receive bonuses aggregating $2.3 million. In addition, notes receivable from certain employees in connection with previous stock option exercises, together with associated interest and tax liabilities, aggregating $2.4 million, would be forgiven. The employees are required to stay through either October 31 or November 30, 2001 in order to earn the bonuses and have their notes forgiven, though these payments would be accelerated assuming the involuntary termination of the employees. The sale of our assets following approval of the Plan will accelerate the payment of retention bonuses under the retention agreements and cause the remaining outstanding notes receivable to be forgiven. See "Possible Effects of the Approval of the Plan Upon Directors and Officers" and "Executive Compensation and Other Matters—Executive Retention Plan."

Review of Alternatives

    Over the course of 2001, our Board of Directors and management have been engaged in a concerted effort to explore various strategic alternatives for the future of the Company, including its sale. The Company contacted over 30 prospects, of which the Company met with 15. These efforts did not result in the identification of a party that was prepared to provide capital or acquire the Company. The Board of Directors has concluded that an orderly wind down of the Company is the course of action that most likely offers the highest return to stockholders and that to continue operations of the business at this time would reduce assets and cash that may ultimately be returned to the stockholders. On July 30, 2001, we announced our decision to pursue an orderly wind down and cessation of the Company's business operations and sale of its assets. On August 8, 2001, we reduced our headcount by approximately 25 employees, and on August 10, 2001, the Board approved the Plan of Dissolution and Liquidation. The Board authorized management to immediately cease efforts to license our technology under our standard formats, commence efforts to terminate our commercial agreements and relationships, exit our commercial obligations, settle our liabilities, collect accounts and notes receivable, sell certain assets and generally wind down our business and operations. As of the date of this Proxy Statement, we have commenced the process of making arrangements with respect to the sale of our assets and the settlement of our liabilities.

    The decision of the Board was reached after no viable alternatives to acquire the Company or enter into suitable strategic partnerships were received.

Conclusion of our Board of Directors

    On July 30, 2001, we announced our decision to pursue an orderly wind down and cessation of the Company's business operations and sale of its assets, and on August 10, 2001, our Board of Directors unanimously adopted the Plan of Dissolution. In arriving at this conclusion, our Board considered a number of factors, including alternatives to the proposal and the future prospects of HearMe. Our Board of Directors concluded that the Plan of Dissolution was in the best interests of HearMe and our stockholders.

    Prior to the meeting of our Board of Directors on August 10, 2001, our Board had received comparisons of our net asset value to the prices at which our common stock was trading at different points in time and analyzed the results of management's investigation of various acquisition, investment and strategic partnering opportunities. Our Board of Directors had been kept informed continuously of our business, affairs and financial condition, and has convened numerous meetings and engaged in detailed discussions to consider these issues. Further, our Board has been kept informed of management's efforts to consummate strategic business combinations or other alternatives to maximize stockholder value (see "Review of Alternatives" above). Our Board determined that it would not be advisable to continue to operate HearMe on an independent basis indefinitely given the uncertainty regarding our future revenue growth and the economic downturn in the communications industry and the accordant reduction in capital expenditures by certain of our potential customers.

    Based on this information, our Board of Directors believed that a distribution to the stockholders of our net assets would return the greatest likely value, when adjusted for risk, to our stockholders as compared to other alternatives and that dissolution would prevent further erosion of stockholders'

equity through continuing net losses and market declines. There can be no assurance that the liquidation value per share of Common Stock in the hands of the stockholders will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future. However, our Board of Directors believes that it is in the best interests of HearMe and our stockholders to distribute to the stockholders our net available assets pursuant to the Plan of Dissolution. If the Plan is not approved by the stockholders, our Board of Directors will explore the alternatives then available for the future of HearMe.

FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN
DECIDING WHETHER TO APPROVE THE PLAN

    There are many factors that our stockholders should consider when deciding whether to vote to approve the Plan. Such factors include those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as well as those factors set forth below.

There are risks associated with forward looking statements.

    This Proxy Statement contains certain forward looking statements, including statements contained under the heading "Liquidation Analysis and Estimates" below and other statements concerning the value of our net assets, the liquidation value per share of Common Stock as compared to our market price absent the proposed liquidation, and the likelihood of stockholder value resulting from sale of certain of our significant assets. The methods used by our Board of Directors and management in estimating the value of our assets do not result in an exact determination of value nor are they intended to indicate definitively the amount a stockholder will receive in liquidation. Specifically, estimates regarding the ultimate disposition of the remaining non-cash assets to third party acquirors are subject to many variables and may not be determined with certainty until the lapse of any indemnity provisions in the definitive purchase agreements relating to such assets and the settlement of remaining liabilities.

    In addition, we will need to liquidate our excess property and equipment, retained accounts receivable and a note receivable. We are also continuing the process of assessing our liabilities to customers. The cash value realized by HearMe for these assets will be difficult to estimate, and we can make no assurance that we will receive any material amounts with respect to such assets. No assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future. Stockholders who disagree with our Board of Directors' determination that the adoption of the Plan is in the best interests of HearMe and our stockholders should vote "against" approval of the Plan.

Stockholders may be liable to our creditors for up to amounts received from HearMe if our reserves are inadequate.

    If the Plan is approved by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving HearMe. Pursuant to the Delaware General Corporation Law (the "DGCL"), HearMe will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under the DGCL, in the event we fail to create an adequate contingency reserve for payment of expenses and liabilities during this three-year period, each stockholder could be held liable for payment to our creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by such stockholder from HearMe (and from any liquidating trust or trusts). Accordingly, in this event a stockholder could be required to return all distributions previously made to such stockholder. As a result, a stockholder could receive nothing from HearMe under the Plan. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by HearMe will be adequate to cover any expenses and liabilities. However, after a review of our assets and liabilities, we believe that the reserves will be adequate and that a return of amounts previously distributed will not be required. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

If we fail to retain the services of current key personnel, the Plan may not succeed.

    The success of the Plan depends in large part upon our ability to retain the services of certain of our current personnel or to attract qualified replacements for them. The retention of qualified personnel is particularly difficult under our current circumstances. For this reason and others discussed below, we entered into severance and retention agreements with certain executive officers in May 2001. See "Possible Effects of the Approval of the Plan Upon Directors and Officers" and "Executive Compensation and Other Matters—Executive Retention Plan."

Our stock transfer books will close on the final record date, after which it will not be possible for stockholders to publicly trade in our stock.

    We intend to close our stock transfer books and discontinue recording transfers of Common Stock at the close of business on the record date fixed by our Board for filing the Certificate of Dissolution (the "Final Record Date"). Thereafter, certificates representing the Common Stock shall not be assignable or transferable on the books of HearMe except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by HearMe shall be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

Certain of our board members may have a potential conflict of interest in recommending ratification and approval of the Plan.

    Certain members of our Board of Directors may be deemed to have a potential conflict of interest in recommending ratification and approval of the Plan. See "Possible Effects of the Approval of the Plan Upon Directors and Officers."

After our wind down there may be no cash to distribute to stockholders and the timing of any distribution is uncertain.

    Because of the uncertainties as to the precise net realizable value of our assets and the ultimate amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to stockholders or the exact timing of distributions. If we are unable to settle our liabilities in a satisfactory matter and receive sufficient value for our non-cash assets, our stockholders could receive zero proceeds.

The proceeds from any sale of our assets may be less than anticipated.

    No assurance can be given that we will be successful in selling our assets, and we may not be able to find qualified buyers for our assets. The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, U.S. and foreign regulatory approvals, public market perceptions and limitations on transferability of certain assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation. Furthermore, because certain of our assets, particularly our intellectual property, will decline in value over time, we may not be able to consummate the sale of these assets in time to generate meaningful value.

We may not be able to settle all of our obligations to creditors.

    We have certain current and future obligations to creditors. These include, without limitation, long term contractual obligations associated with facilities leases and business agreements with customers and other third parties. As part of the wind down process, we will attempt to settle those long term obligations with our creditors. We cannot guarantee that we will be able to settle such obligations with each creditor. If we are unable to reach an agreement with a creditor relating to a long term obligation, that creditor may choose to bring a lawsuit against us. Moreover, amounts required to settle such long term obligations will reduce the amount of remaining capital available for any distribution to stockholders.

POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN
UPON DIRECTORS AND OFFICERS

    Other than as set forth below, it is not currently anticipated that liquidation of HearMe will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the Plan, or to any other employees.

    On May 30, 2001, the Compensation Committee, acknowledging the challenges faced by the executive team in the current business climate, established an executive retention plan. See "Executive Compensation and Other Matters—Executive Retention Plan." Under this plan, the members of the executive team were granted options to purchase shares of the Company's common stock and/or retention bonuses. In addition, a portion of loans owed to the Company in connection with the purchase of the Company's common stock by certain of these individuals will be forgiven. The loan forgiveness will be effected through the repurchase of these shares of common stock at an effective price per share equal to the original price per share paid by the individual for the shares of common stock, through the partial or total cancellation of the promissory note evidencing the loan. Accordingly, the Company will be required to effect such loan forgiveness and pay such bonuses at various times (including, in certain cases, upon a sale of the Company or if such individual's services are no longer required), as set forth under "Executive Compensation and Other Matters—Executive Retention Plan."

    The lowest exercise price at which HearMe has granted any outstanding stock options to any officer or director is $0.40 per share. Accordingly, we do not believe that any such options or any acceleration of vesting provisions relating to such options had a material affect on the decision to adopt the Plan, as we expect that all outstanding unexercised options will expire unexercised.

    Our Board of Directors may confer other benefits or bonuses to our employees and officers, including officers who are also directors, in recognition of their services to HearMe based on the performance of such employees and officers, including performance during our liquidation process. The Board of Directors is currently considering various alternatives in this regard.

    The Plan was adopted by the unanimous vote of disinterested directors. It is not currently anticipated that the liquidation of HearMe will result in any material increase in value of the shares, options or warrants held by any directors who participated in the vote on the Plan.

PRINCIPAL PROVISIONS OF THE PLAN

    We will distribute pro rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. The liquidation is expected to commence as soon as practicable after approval of the Plan by the stockholders and to be concluded prior to the third anniversary thereof by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of our assets will be made in private or public transactions and on such terms as are approved by our Board of Directors. It is not anticipated that any further votes of our stockholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. See "Sales of HearMe's Assets."

    Subject to the payment or the provision for payment of our indebtedness and other obligations, our cash on hand, together with the cash proceeds of any sales of our other assets, will be distributed from time to time on a pro rata basis to the holders of the Common Stock. We intend to establish a reasonable reserve (the "Contingency Reserve") in an amount determined by our Board of Directors to be sufficient to satisfy the liabilities, expenses and obligations of HearMe not otherwise paid, provided for or discharged. Any funds remaining in the Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to our stockholders on a pro rata basis. No assurances can be given that available cash and amounts received from the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. We currently have no plans to repurchase shares of Common Stock from our stockholders. However, if we were to repurchase shares of Common Stock from our stockholders, such repurchases would be open market purchases and would decrease amounts distributable to other stockholders if we were to pay amounts in excess of the per share values distributable in respect of the shares purchased and would increase amounts distributable to other stockholders if we were to pay amounts less than the per share values distributable in respect of such shares. See "Liquidating Distributions; Nature; Amount; Timing" and "Contingent Liabilities; Contingency Reserve; Liquidating Trust" below.

    If deemed necessary by our Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by our trustees. If all of our assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, we will transfer in final distribution such remaining assets to a trust. Our Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a trust. Any of such trusts are referred to in this Proxy Statement as "liquidating trusts." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, we would distribute, pro rata to the holders of our Common Stock, beneficial interests in any such liquidating trust or trusts. It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The Plan authorizes our Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. Approval of the Plan also will constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "Contingent Liabilities; Contingent Reserve; Liquidating Trusts."

    We will close our stock transfer books and discontinue recording transfers of shares of Common Stock on the Final Record Date, and, thereafter, certificates representing shares of Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase Common Stock must exercise such instruments or rights prior to the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" and "Final Record Date" below.

    Following approval of the Plan by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving HearMe. See "Liquidation Analysis and Estimates" below. The dissolution of HearMe will become effective, in accordance with the DGCL, upon proper filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to the DGCL, HearMe will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling us to settle and close our business in an orderly manner, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which HearMe was organized.

Abandonment; Amendment

    Under the Plan, our Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by the DGCL. We will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

Liquidating Distributions; Nature; Amount; Timing

    Although our Board of Directors has not established a firm timetable for distributions to stockholders if the Plan is approved by the stockholders, our Board of Directors intends, subject to contingencies inherent in winding up our business, to make such distributions as promptly as practicable. The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to a liquidating trust. We anticipate that an initial distribution of liquidation proceeds will be made to our stockholders prior to the end of 2001. Based upon information presently available to us, assuming the successful sale or disposition of certain assets, the successful resolution of certain liabilities to customers and the collection of certain amounts due to HearMe pursuant to a note receivable, and assuming no unanticipated claims or other material adverse events, we believe that our stockholders could over time receive distributions of net available assets of up to approximately $0.10 per share. Due to these uncertainties, however, the actual amount of such distributions may be significantly lower or significantly higher than $0.10 per share. If we are unable to settle our liabilities in a satisfactory matter and receive sufficient value for our non-cash assets, our stockholders could receive zero proceeds. The proportionate interests of all of the stockholders shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date. After such date, any distributions made by HearMe shall be made solely to stockholders of record on the close of business on the Final Record Date. Our Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan. The actual nature, amount and timing of all distributions will be determined by our Board of Directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash.

    We do not plan to satisfy all of our liabilities and obligations prior to making distributions to our stockholders, but instead will reserve assets deemed by management and our Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust." Management and our Board of Directors believe that we have sufficient cash to pay our current and accrued obligations without the sale of any of our other assets.

    Uncertainties as to the precise net value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while we do not believe that a precise estimate of those expenses can currently be made, management and our Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including known contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the sale of assets are not adequate to provide for our obligations, liabilities, expenses and claims, distributions of cash and other assets to our stockholders will be reduced.

Sales of HearMe's Assets

    The Plan gives our Board of Directors the authority to sell all of the assets of HearMe. If agreements for the sale of assets are entered into prior to the Annual Meeting, such agreements may be contingent upon the approval of the Plan at the Annual Meeting. Approval of the Plan will constitute approval to sell our assets to third parties.

    Sales of our assets will be made on such terms as are approved by our Board of Directors and may be conducted by competitive bidding, public sales or privately negotiated sales. Any other sales will only be made after our Board of Directors has determined that any such sale is in the best interests of the stockholders. We do not anticipate that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. We do not anticipate amending or supplementing the Proxy Statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various remaining assets will depend largely on factors beyond our control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, U.S. and foreign regulatory approvals, public market perceptions and limitations on transferability of certain assets.

Conduct of HearMe Following Adoption of the Plan

    Since the adoption of the Plan by our Board of Directors, our Board of Directors and management have taken steps to reduce our operations, and, upon approval of the Plan by the stockholders, terminate such operations. Certain members of management and any other continuing employees will receive compensation for the duties then being performed as determined by our Board of Directors. Our Board of Directors has not established specific guidelines for determination of the compensation to be paid to management and continuing employees following approval of the Plan by the stockholders, and is currently evaluating various alternatives in this regard. Such compensation will be determined by evaluation of all relevant factors, including, without limitation, the efforts of such individuals in successfully implementing the Plan and a review of compensation payable to individuals exercising similar authority and bearing similar responsibilities.

    Following approval of the Plan by our stockholders, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our Board of Directors determines to be in the best interests of our stockholders.

    Following the approval of the Plan by our stockholders, we shall continue to indemnify our officers, directors, employees and agents in accordance with our Restated Certificate of Incorporation, as amended, and Bylaws, including for actions taken in connection with the Plan and the winding up of the affairs of HearMe. Our obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. Our Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover our indemnification obligations under the Plan.

Reporting Requirements

    Whether or not the Plan is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), even though compliance with such reporting requirements is economically burdensome. If the Plan is approved, in order to curtail expenses, we will, after filing our Certificate of Dissolution, seek relief from the Securities and Exchange Commission ("SEC") from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the SEC might require.

Contingent Liabilities; Contingency Reserve; Liquidating Trust

    Under the DGCL, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following approval of the Plan by our stockholders, we will pay all expenses and fixed and other known liabilities, or set aside cash and other assets which it believes to be adequate for payment thereof as a Contingency Reserve. We are currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders.

    The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and our Board of Directors and derived from consultations with outside experts and review of our estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in our financial statements, and reserves for litigation expenses. There can be no assurance that the Contingency Reserve will be sufficient. Subsequent to the establishment of the Contingency Reserve, we will distribute to our stockholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the Contingency Reserve.

    If deemed necessary, appropriate or desirable by our Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by our trustees. Our Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in any remaining intangibles) or where our Board of Directors determines that it would not be in the best interests of HearMe and our stockholders for such assets to be distributed directly to the stockholders at such time. If all of our assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, we must transfer in final distribution such remaining assets to a liquidating trust. Our Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a liquidating trust. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying those liabilities of HearMe, if any, assumed by the trust, to our stockholders. Any liquidating trust acquiring all of the unsold assets of HearMe will assume all of the liabilities and obligations of HearMe and will be obligated to pay any expenses and liabilities of HearMe which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

    The Plan authorizes our Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause HearMe to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. It is anticipated that our Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our stockholders. Approval of the Plan by the stockholders will also constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

    We have no present plans to use a liquidating trust or trusts, but our Board of Directors believes the flexibility provided by the Plan with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between HearMe and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to disposition or distribution to our stockholders. The transfer to the trust and distribution of interests therein to our stockholders would enable us to divest ourselves of the trust property and permit our stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of Common Stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of Common Stock in order to receive the interests. It is further anticipated that pursuant to the trust agreements (i) a majority of the trustees would be required to be independent of our management; (ii) approval of a majority of the trustees would be required to take any action; and (iii) the trust would be irrevocable and would terminate after, the earliest of (x) the trust property having been fully distributed, or (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

    UNDER THE DGCL, IN THE EVENT HEARME FAILS TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF ITS EXPENSES AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE AND THE ASSETS HELD BY THE LIQUIDATING TRUST OR TRUSTS BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND PAYABLE IN RESPECT OF EXPENSES AND LIABILITIES, EACH STOCKHOLDER COULD BE HELD LIABLE FOR THE PAYMENT TO CREDITORS OF SUCH STOCKHOLDER'S PRO RATA SHARE OF SUCH EXCESS, LIMITED TO THE AMOUNTS THERETOFORE RECEIVED BY SUCH STOCKHOLDER FROM HEARME OR FROM THE LIQUIDATING TRUST OR TRUSTS.

    If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor of HearMe could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan.

Final Record Date

    We intend to close our stock transfer books and discontinue recording transfers of shares of Common Stock on the Final Record Date, and thereafter certificates representing shares of Common Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur on or after the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" below. All liquidating distributions from HearMe or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of Common Stock as of the Final Record Date. Subsequent to the Final Record Date, we may at our election require stockholders to surrender certificates representing their shares of the Common Stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by HearMe or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the Common Stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

    We currently intend to close our stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after such date.

    From our initial public offering in May 1999 until August 14, 2001, the Common Stock was listed for trading on the Nasdaq National Market. On August 14, 2001, following our announcement of our election not pursue the 1-for-10 reverse stock split that we previously proposed to submit for stockholder approval and our withdrawal of our request for review of a NASD staff determination to discontinue trading of the Common Stock on the Nasdaq National Market, the Common Stock was delisted from the Nasdaq National Market. On August 15, 2001, the Common Stock commenced trading on the NASD's Over-the-Counter ("OTC") Bulletin Board. We will close our stock transfer books upon the filing of the Certificate of Dissolution. Thereafter, the stockholders will not be able to transfer their shares. It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by our Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, our Board of Directors' and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, we plan to distribute an information statement with respect to the liquidating trust or trusts at the time of the transfer of assets and the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through a securities exchange, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

    As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Certain Federal Income Tax Consequences Arising from Liquidating Trusts"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Absence of Appraisal Rights

    Under the DGCL, our stockholders are not entitled to appraisal rights for their shares of Common Stock in connection with the transactions contemplated by the Plan.

Regulatory Approvals

    No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is a general summary of the material United States federal income tax consequences affecting our stockholders that are anticipated to result from the liquidation and dissolution of HearMe. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions.

    The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate in accordance with the Plan in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the stockholders and HearMe from the liquidation and dissolution. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances. This discussion does not constitute legal advice to any stockholder.

Federal Income Taxation of HearMe

    After the approval of the Plan and until the dissolution is completed, we will continue to be subject to federal income tax on our taxable income, if any. We will recognize gain or loss on sales of our assets pursuant to the Plan. Upon the distribution of any property, other than cash, to stockholders pursuant to the Plan, we will recognize gain or loss as if such property were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply.

Federal Income Taxation of the Stockholders

    As a result of the liquidation and dissolution of HearMe, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of the Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

    A stockholder's gain or loss will be computed on a "per share" basis. We expect to make more than one liquidating distribution; each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from HearMe has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is, therefore, commonly capital gain rather than ordinary income. If it were to be determined that distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates.

    Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

    After the close of our taxable year, we will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

    It is possible that we will have liabilities not fully covered by our Contingency Reserve for which the stockholders will be liable up to the extent of any liquidating distributions they have received. (See "Contingent Liabilities; Contingency Reserve; Liquidating Trust"). Such a liability could require a stockholder to satisfy a portion of such liability out of prior liquidating distributions received from HearMe and the liquidating trust or trusts. Payments by stockholders in satisfaction of such liabilities would commonly produce a capital loss, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Certain Federal Income Tax Consequences Arising from Liquidating Trusts

    If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assuming such treatment is achieved, assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from HearMe. The liquidating trust or trusts themselves should not be subject to federal income tax, assuming that they are treated as liquidating trusts for federal income tax purposes. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax. There can be no assurance that the liquidating trust or trusts described in the Plan will be treated as a liquidating trust or trusts for federal income tax purposes.

Taxation of Non-United States Stockholders

    Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

State and Local Tax

    We may be subject to liability for state or local taxes with respect to the sale of our assets. Stockholders may also be subject to state or local taxes, including with respect to liquidating distributions received by them or paid to a liquidating trust on their behalf, and with respect to any income derived by a liquidating trust. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.

    THE FOREGOING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AS WELL AS THE STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES.

LIQUIDATION ANALYSIS AND ESTIMATES

    If the stockholders approve the Plan of Dissolution, our Board of Directors will determine, in its sole discretion and in accordance with applicable laws, the timing of, the amount, the kind of and the dates for all distributions made to stockholders. Although our Board of Directors has not established a firm timetable for distributions to stockholders, after approval of the Plan of Dissolution, our Board will, subject to exigencies inherent in winding up our business, make such distributions as promptly as practicable. We currently anticipate that our Board will set a date for the first distribution of liquidation proceeds prior to the end of 2001 with most of the remaining liquidation proceeds distributed over a period of three years. In the absence of known claims or liabilities or possible claims or liabilities which we view as likely, we anticipate distributing our available cash at the time of distribution, less a reasonable reserve for claims, liabilities and similar contingencies. See "Final Record Date" above for additional detail about liquidating distributions.

    Because of the uncertainties as to the precise net realizable value of our assets and the ultimate amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to stockholders or the exact timing of distributions. However, based upon information presently available to us, assuming the successful sale or disposition of certain assets, the successful resolution of certain liabilities to customers and the collection of certain amounts due to HearMe pursuant to a note receivable, and assuming no unanticipated claims or other material adverse events, we believe that our stockholders could over time receive distributions of net available assets of up to approximately $0.10 per share. Due to these uncertainties, however, the actual amount of such distributions may be significantly lower or significantly higher than $0.10 per share. If we are unable to settle our liabilities in a satisfactory matter and receive sufficient value for our non-cash assets, our stockholders could receive zero proceeds. We expect to make the initial distribution prior to the end of 2001, and additional distributions could occur during the next three years.

    As of June 30, 2001, our available cash and marketable securities was approximately $13.8 million. This amount will fluctuate significantly prior to the distributions to stockholders, if any, for a variety of reasons, which include (i) receipt of cash-based revenues and interest income, (ii) the net realizable value of our non-cash assets, (iii) the collection of certain amounts due to us pursuant to a note receivable, (iv) expenses relating to operations through the date of the distribution, (v) payment of accounts payable and accrued liabilities, (vi) payment due officers or employees under retention and severance arrangements, (vii) costs and expenses associated with completion of the sale of our assets, including necessary legal and professional service costs, (viii) costs related to discontinuing long-term lease and other contractual arrangements, (ix) estimates of costs for securing continuing director and officer liability insurance and (x) costs and expenses relating to litigation. In addition, we will establish the Contingency Reserve.

    THE METHODS USED BY OUR BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUES OF OUR ASSETS ARE INEXACT AND MAY NOT APPROXIMATE VALUES ACTUALLY REALIZED. OUR BOARD OF DIRECTORS' ASSESSMENT ASSUMES THAT THE ESTIMATES OF OUR LIABILITIES AND OPERATING COSTS ARE ACCURATE, BUT THOSE ESTIMATES ARE SUBJECT TO NUMEROUS UNCERTAINTIES BEYOND OUR CONTROL AND ALSO DO NOT REFLECT ANY CONTINGENT LIABILITIES THAT MAY MATERIALIZE. FOR ALL THESE REASONS, THE ACTUAL NET PROCEEDS DISTRIBUTED TO STOCKHOLDERS IN DISSOLUTION MAY BE SIGNIFICANTLY LESS THAN THE ESTIMATED AMOUNT SHOWN. MOREOVER, NO ASSURANCE CAN BE GIVEN THAT ANY AMOUNTS TO BE RECEIVED BY OUR STOCKHOLDERS IN DISSOLUTION WILL EQUAL OR EXCEED THE PRICE OR PRICES AT WHICH THE COMMON STOCK HAS RECENTLY TRADED OR MAY TRADE IN THE FUTURE.

VOTE REQUIRED AND BOARD RECOMMENDATION

    The approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of June 1, 2001. Members of our Board of Directors and our executive officers who hold (or are deemed to hold) an aggregate of 1,952,926 outstanding shares of Common Stock (approximately 6.8% of the outstanding shares of Common Stock as of such date) have indicated that they will vote in favor of the proposal.

OUR BOARD BELIEVES THAT THE PLAN OF DISSOLUTION IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Nominees

    The Company's Bylaws currently provide for six directors. At the Annual Meeting, the stockholders will elect six directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

    Unless marked otherwise, proxies received will be voted FOR the election of each of the six nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    The names of the nominees, their ages as of June 1, 2001 and certain other information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Paul Matteucci	45	Venture Partner, US Venture Partners	1995
Brian Apgar	46	Consultant to various technology companies	1995
James Schmidt	48	Chief Executive Officer, HearMe	2001
Robert Csongor	38	Former Chief Executive Officer, HearMe	2000
William McCall	40	Managing Partner of CEA Media and Technology Fund	1997
Jeremy Verba	38	General Manager, AOL by Phone	2000

    There are no family relationships among any of the directors or executive officers of the Company.

    Paul Matteucci, Chairman, was a co-founder of the Company and was Chief Executive Officer from May 1995 until September 2000. He became a Director in May 1995. Mr. Matteucci joined US Venture Partners, a venture capital fund, in February 2001 as a venture partner. From December 1994 to May 1995, Mr. Matteucci was a Resident Entrepreneur at Institutional Venture Partners, a venture capital firm. From July 1986 to December 1994, Mr. Matteucci held various positions at Adaptec, Inc., a data storage company, including Vice President and General Manager. Prior to joining Adaptec, Inc., Mr. Matteucci held positions with Texas Instruments, a semiconductor and digital signal processing company. Mr. Matteucci currently serves as a director for numerous private companies including FaceTime Communications Inc., Homestead.com Incorporated and HelloBrain.com. Mr. Matteucci received a M.B.A. from Stanford University and an M.A. from Johns Hopkins School of Advanced International Studies. Mr. Matteucci received his undergraduate degree from the University of Pacific in Stockton, California.

    Brian Apgar has served as a Director since he co-founded HearMe in January 1995. He also served as Chief Entrepreneur, President, Vice President, Development, General Manager, and Chief Operating Officer until June 2000. Mr. Apgar is currently serving as a consultant to technology companies. From October 1993 to January 1995, Mr. Apgar served as a Resident Entrepreneur and in other consulting capacities for several venture capital firms, including Merrill Pickard Anderson & Eyre, Sigma Partners and Institutional Venture Partners. Mr. Apgar holds a B.A. in Physics from Princeton University.

    James Schmidt has served as a Director of the Company since August 2001. Mr. Schmidt has served as HearMe's Chief Executive Officer since August 2001 and its Chief Technology Officer since September 2000. Mr. Schmidt joined HearMe in December 1998 and prior to September 2000 had served as its Vice President, Engineering and Executive Vice President, Engineering. From December 1986 to December 1998, Mr. Schmidt worked for Adaptec Inc., a data storage company, where he served in a number of positions, including Vice President and Chief Information Officer, Vice President, Process Development and Infrastructure and Vice President, Engineering. Mr. Schmidt received both a B.S. degree in Electrical Engineering and an M.S. degree in Electrical Engineering from Wichita State University.

    Robert Csongor has served as a Director since September 2000 and was the Company's Chief Executive Officer from September 2000 to August 2001. Mr. Csongor joined the Company in August 1996. He initially served as Director of Product Marketing and also as Vice President, Business Development and Marketing and as Executive Vice President and General Manager. From January 1995 to August 1996, he served as Director of Marketing at NVIDIA Corporation, a semiconductor company. From August 1986 to January 1995, Mr. Csongor served in various capacities at Adaptec, Inc., a data storage company, including as Director of Marketing. Mr. Csongor holds a B.S. in Electrical Engineering from Villanova University.

    William McCall has served as a Director of the Company since November 1998. In May 2000 Mr. McCall became the Managing Partner of CEA Media and Technology Fund, a venture capital fund. Previously Mr. McCall served as Director, New Media Development of Cox Enterprises, a media company, from March 1997 to April 2000. From November 1994 to March 1997, Mr. McCall was a director of TCI Technology Ventures, the interactive division of TCI, a cable company. Mr. McCall holds a B.A. in History from Connecticut College.

    Jeremy Verba has served as a Director of the Company since September 2000. Mr. Verba previously served as President and Chief Operating Officer of HearMe from November 1999 through January 2001. Since May 2001, Mr. Verba has served as Vice President and General Manager of AOL by Phone. From April 1999 to November 1999, Mr. Verba served as Executive Vice President, Live Communities of HearMe. Previous to HearMe, Mr. Verba co-founded and served as president of E! Online, an Internet website, from November 1996 through April 1999. Prior to co-founding E! Online, Mr. Verba served as Vice President, Entertainment Ventures at CNET Network, Inc., a global media company, from January 1996 through November 1996, and as the director of new services for TCI Technology Ventures, a technology investment group, from June 1995 through January 1996. Mr. Verba received an M.B.A. from Harvard University and a B.S. from the Massachusetts Institute of Technology.

Meetings and Committees of the Board of Directors

    During the period from January 1, 2000 through December 31, 2000 (the "last fiscal year"), the Board of Directors of HearMe (the "Board") met five times and acted by unanimous written consent four times. The Board has an Audit Committee, a Compensation Committee and a Stock Option Committee. The report from the Audit Committee and the report from the Compensation Committee are included elsewhere in this Proxy Statement. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Paul Matteucci at the Company's address set forth above. No director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves.

    The sole member of the Stock Option Committee was Paul Matteucci until September 2000. After this date, Robert Csongor was the sole member of the Stock Option Committee. The committee acted nine times via unanimous written consent. The Stock Option Committee has the authority to grant new hire options to non-officer employees under parameters established by the Compensation Committee.

Compensation of Directors

    Except for reimbursement for reasonable travel expenses relating to attendance at Board meetings and the grant of stock options, directors are not compensated for their services as directors. Directors who are employees of the Company are also eligible to participate in the Company's 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan. Directors who are not employees of the Company are eligible to participate in the Company's 1999 Stock Incentive Plan and 1999 Directors' Stock Option Plan.

    Under our 1999 Directors' Stock Option Plan, each non-employee director who first becomes a non-employee director after our initial public offering in May 1999 will receive an automatic initial grant of an option to purchase 30,000 shares of common stock upon appointment or election. Initial grants to non-employee directors shall become exercisable in installments of 25% of the total number of shares subject to the option on the first, second, third and fourth anniversaries of the date of grant. The Directors' Plan also provides for annual grants, on the date of each annual meeting of our shareholders, to each non-employee director who has served on the Company's Board of Directors for at least six months. The annual grant to non-employee directors is an option to purchase 7,500 shares of common stock, which option shall become exercisable in full on the fourth anniversary of the date of grant. The exercise price of all stock options granted under the Directors' Plan is equal to the fair market value of a share of our common stock on the date of grant of the option. Under this plan, on January 2, 2001, a grant of an option to purchase 30,000 shares of common stock at a price of $0.625 per share was made to Jeremy Verba. On April 28, 2000, grants of options to purchase 7,500 shares of common stock, at a price of $7.297 per share, were made to David Brown and William McCall. On April 30, 2001 grants of options to purchase 7,500 shares of common stock at a price of $0.34 per share were made to David Brown, William McCall and Jeremy Verba.

    In the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of us with or into another corporation in which the ownership of more than 50 percent of the total combined voting power of our outstanding securities changes hands, all outstanding options will accelerate and become fully vested effective upon the consummation of the transaction.

    The Company has entered into indemnification agreements with each member of the Board of Directors and some of its officers providing for the indemnification of such person to the fullest extent authorized, permitted or allowed by law.

    The Company has agreed to forgive outstanding loans to certain directors. See "Executive Compensation and Other Matters—Executive Retention Plan" below.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1995 and has been appointed by the Board to continue as the Company's independent accountants for the fiscal year ending December 31, 2001. In the event that ratification of this selection of accountants is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of accountants.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

    The following fees were paid to PricewaterhouseCoopers LLP for professional services they provided to the Company for the year 2000:

  Audit Fees

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $134,000.

  Financial Information Systems Design and Implementation Fees

    There were no fees billed by PricewaterhouseCoopers LLP for services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2000.

  All Other Fees

    The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered to us during the fiscal year ended December 31, 2000 other than as stated, were $97,028. The Audit Committee has determined that the provision of all non-audit services performed by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2000 were compatible with maintaining their independence.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2001.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership of the shares of the Company's common stock on a fully-diluted basis as of May 31, 2001 by:

  •
  Each person who is known by the Company to own beneficially more than 5% of the Company's common stock on a fully-diluted basis;

  •
  Each director, the Chief Executive Officer and each executive officer named in the Summary Compensation Table of this proxy statement; and

  •
  All directors and executive officers of the Company as a group.

    Except as otherwise noted, the address of each person listed in the table is c/o HearMe, 685 Clyde Avenue, Mountain View, California 94043. The table includes all shares of common stock beneficially owned by the indicated stockholder as of May 31, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and is based upon publicly available filings with the SEC as of May 31, 2001. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 31, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage of ownership of any other person. To the knowledge of the Company, except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

    The percent of beneficial ownership for each stockholder is based on 28,820,813 shares of common stock outstanding as of May 31, 2001. An "*" indicates ownership of less than 1%.

Name	Shares Beneficially Owned	Percent of Class
Accel Partners	2,846,719	9.9%
Paul Matteucci	1,057,326	3.6%
Robert Csongor	267,804	*	%
James Schmidt	158,533	*	%
Jeremy Verba	166,955	*	%
Linda Palmor	119,270	*	%
Greg Mrva	196,249	*	%
Brian Apgar	332,931	1.2%
David A. Brown	183,258	*	%
William McCall	1,000	*	%
All executive officers and directors as a group (13 persons)	3,090,224	10.3%

    The number of shares indicated as beneficially owned by Accel Partners consists of:

  •
  2,619,379 shares held by Accel IV L.P.

  •
  105,803 shares held by Accel Investors 94 L.P.

  •
  54,332 shares held by Accel Keiretsu L.P.

  •
  62,909 shares held by Ellmore C. Patterson Partners

  •
  54,437 shares held by Accel Internet Investors '99 (C) L.P.

  •
  7,510 shares held by Accel V L.P.

  •
  4,256 shares held by Accel Investors '96 (B) L.P.

  •
  1,002 shares held by Accel Internet Strategic Technology Fund L.P.

    The address of Accel Partners is 428 University Avenue, Palo Alto, California 94301.

    The number of shares indicated as beneficially owned by Paul Matteucci includes 476,248 shares exercisable under outstanding stock options within 60 days of May 31, 2001.

    The number of shares indicated as beneficially owned by Robert Csongor includes 190,307 shares exercisable under outstanding stock options within 60 days of May 31, 2001.

    The number of shares indicated as beneficially owned by James Schmidt includes 155,102 shares exercisable under outstanding stock options within 60 days of May 31, 2001.

    The number of shares indicated as beneficially owned by Jeremy Verba includes 103,124 shares exercisable under outstanding stock options within 60 days of May 31, 2001.

    The number of shares indicated as beneficially owned by Linda Palmor includes 78,040 shares exercisable under outstanding stock options within 60 days of May 31, 2001.

    The number of shares indicated as beneficially owned by Greg Mrva includes 66,249 shares exercisable under outstanding stock options within 60 days of May 31, 2001.

    The number of shares indicated as beneficially owned by Brian Apgar includes 53,437 shares exercisable under outstanding stock options within 60 days of May 31, 2001.

    The number of shares indicated as beneficially owned by all executive officers and directors as a group includes 1,137,298 shares exercisable under outstanding stock options within 60 days of May 31, 2001.

    Subsequent to May 31, 2001, David A. Brown resigned as a Director of the Company and Joyce Keshmiry was appointed as Chief Financial Officer of the Company. Ms. Keshmiry beneficially owned 65,038 shares of Common Stock as of May 31, 2001, including 23,435 shares exercisable under outstanding stock options within 60 days of May 31, 2001.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

    The following table sets forth certain information concerning total compensation received for services rendered to the Company in all capacities during the period January 1, 1998 to December 31, 2000 by (i) the Chief Executive Officer, (ii) each of the four most highly compensated executive officers who were serving as of the end of fiscal 2000, each of whose aggregate compensation during our last fiscal year exceeded, or would exceed on an annualized basis, $100,000 (the "Named Officers").

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Paul Matteucci Chairman(1)	2000 1999 1998	$266,249 252,083 206,853	— — —	— — —	200,000 66,665 300,000	— — —
Robert Csongor Director(2)	2000 1999 1998	231,875 174,500 152,375	— — —	— — —	90,000 125,000 25,000	— — —
James Schmidt Chief Executive Officer(3)	2000 1999 1998	230,500 204,198 —	— — —	— — —	50,000 65,000 150,000	— — —
Jeremy Verba Director(4)	2000 1999 1998	230,000 207,000 —	— — —	— — —	50,000 320,000 —	— — —
Linda Palmor Former Officer(5)	2000 1999 1998	188,708 162,336 —	— — —	— — —	34,000 150,000 —	— — —
Greg Mrva Executive Vice President, Operations	2000 1999 1998	158,542 219,700 —	— — —	— — —	110,000 120,000 —	— — —

(1)
Mr. Matteucci served as Chief Executive Officer until September 2000.

(2)
Mr. Csongor became Chief Executive Officer in September 2000 and resigned from this position in August 2001.

(3)
Mr. Schmidt served as Chief Technical officer until August 2001, at which time he was promoted to the additional position of Chief Executive Officer.

(4)
Mr. Verba resigned as President, Chief Operating Officer in January 2001.

(5)
Ms. Palmor resigned as Chief Financial Officer in August 2001.

Option Grants

    The following table provides summary information regarding stock options granted to the Named Officers during the fiscal year ended December 31, 2000. The options were granted pursuant to the Company's 1995 Stock Option/Stock Issuance Plan, the 1999 Stock Incentive Plan and grants outside of the Plan. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's predictions of its stock performance. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/Share)	Expiration Date	5%	10%
Paul Matteucci	200,000	7.82%		6.25	5/18/10	$786,118	$1,992,178
Robert Csongor	90,000	3.52%		6.25	5/18/10	353,753	896,480
James Schmidt	50,000	1.95%		6.25	5/18/10	196,530	498,045
Jeremy Verba	50,000	1.95%		6.25	5/18/10	196,530	498,045
Linda Palmor	34,000	1.33%		6.25	5/18/10	133,640	338,670
Greg Mrva	100,000 10,000	3.91 .39	% %	7.88 6.25	5/8/10 5/18/10	495,255 39,306	1,255,072 99,609

    The Company granted stock options representing 2,558,748 shares to employees in the last fiscal year.

Option Exercises and Holdings

    The following table provides summary information concerning the shares of common stock acquired in 2000, the value realized upon exercise of stock options in 2000, and the year-end number and value of unexercised options with respect to each of the Named Officers as of December 31, 2000. The value was calculated by determining the difference between the fair market value of underlying securities and the exercise price.

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2000 (#) (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at December 31, 2000 ($) (Exercisable/Unexercisable)(1)
Paul Matteucci	0	0	390,831 / 295,834	$0 / $0
Robert Csongor	0	0	58,955 / 156,045	$0 / $0
James Schmidt	0	0	101,457 / 163,543	$0 / $0
Jeremy Verba	0	0	73,958 / 246,042	$0 / $0
Linda Palmor	0	0	36,209 / 110,291	$0 / $0
Greg Mrva	0	0	34,787 / 75,213	$0 / $0

(1)
Based on a $0.625 per share closing price of the Company's common stock on the Nasdaq Stock Market on December 31, 2000. In-the-Money Options were valued as zero because the vested and non-vested per share prices were higher than the closing price on the last day of the year.

Executive Retention Plan

    On May 30, 2001, the Compensation Committee, acknowledging the challenges faced by the executive team in the current business climate, established an executive retention plan. Under this plan, the members of the executive team have been granted options to purchase shares of the Company's common stock and/or retention bonuses. In addition, a portion of loans owed to the Company in connection with the purchase of the Company's common stock by certain of these individuals will be forgiven. The loan forgiveness will be effected through the repurchase of these shares of common stock at an effective price per share equal to the original price per share paid by the individual for the shares of common stock, through the partial or total cancellation of the promissory note evidencing the loan. The amounts shown in the following table reflect the amount of the loan forgiveness, but do not take into account the fair market value of the stock being repurchased, which would have the effect of lowering the amount of compensation being given to the individual.

Name	Amount of Loan Forgiveness(1)	Retention Bonus(2)	Option Grants(3)
Robert Csongor	$110,000	$150,000	700,000
James Schmidt		150,000	100,000
Jeremy Verba(4)	200,000
Linda Palmor	110,000	110,000	100,000
Greg Mrva(5)	602,876		700,000
All executive officers as a group	1,187,348	$700,000	1,700,000

(1)
With the exception of Messrs. Mrva and Verba, the loan forgiveness will take place on the earlier of the close of sale of the Company, or the date upon which the individual's services are no longer required. In each case, including Mr. Mrva but excluding Mr. Verba, the Company will reimburse the individual for the taxes associated with the loan forgiveness, including any taxes payable upon such reimbursement. At the time of forgiveness, accrued interest on the loans will also be forgiven. In the case of Messrs. Csongor and Mrva, in the event this executive retention plan results in a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, then the Company will reimburse them for the excise tax payable as a result of the parachute payment, including any taxes payable upon such reimbursement.

(2)
Retention bonuses are payable on the earlier of (1) the close of sale of the Company, (2) the date upon which the individual's services are no longer required, or (3) November 30, 2001.

(3)
With the exception of Mr. Mrva, the options were granted on April 23, 2001 with an exercise price of $.40 per share. All options, including Mr. Mrva's, vest on the earlier of the close of a sale of the Company or February 28, 2002, providing they are still providing services to the Company.

(4)
The loan forgiveness for Mr. Verba will take place on the close of the sale of the Company, provided that Mr. Verba is not asked to serve on the Board of Directors of the acquiring entity.

(5)
$200,000 of Mr. Mrva's loan was forgiven effective May 30, 2001. A further $330,000 of Mr. Mrva's loan will be forgiven on the close of sale of the Company. In the event of a sale of the Company, if Mr. Mrva signs an agreement to provide three months of transition services to the acquiring company and to not compete with the acquiring company during this time period, then the remaining $140,945 of Mr. Mrva's outstanding loan will be forgiven.

    The options were granted to Mr. Mrva on May 30, 2001 with an exercise price of $.56 per share.

    The Company has not agreed at this time to provide any severance to the individuals listed above other than that set forth in the executive retention plan.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors currently consists of William McCall, with one vacancy. From December 2000 to August 2001, the Committee consisted of David Brown and William McCall, both of whom are non-employee directors of the Company. Prior to December 2000, the compensation committee consisted of David Brown and Ruthann Quindlen. The Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The following is the report of the Committee describing compensation policies and rationale applicable to executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2000.

Compensation Philosophy and Review

    The Company's executive compensation program is generally designed to align the interests of executives with the interests of stockholders and to reward executives for achieving corporate and individual objectives. The executive compensation program is also designed to attract and retain the services of qualified executives in the highly competitive Internet and software marketplaces. Executive compensation currently consists of a base salary, long-term equity incentives, and other compensation and benefit programs generally available to other employees.

Base Salaries

    Base salary levels for the Chief Executive Officer (the "CEO") and other executive officers are intended to compensate executives competitively within the high-technology marketplace. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Regarding the latter measure, certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the Committee in determining salary levels for the CEO and other executives officers of the Company. Base salaries for executives are reviewed annually by the Committee.

Long-Term Equity Incentives

    The Company provides long-term equity incentives to its executive officers and to all other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of the Company. Stock options are generally granted at an exercise price equal to 100% of the fair market on the date of grant, have a ten-year term and generally vest in installments over 48 months with initial vesting commencing after twelve months of service. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's common stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer's acceptance of employment with the Company. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive's current contribution to the Company's performance, the executive officer's anticipated contribution in meeting the Company's long-term strategic performance goals, and comparisons to formal and informal surveys of executive stock option grants made by other Internet and software companies. The Committee also reviews stock option levels for executive officers at the beginning of each fiscal year in light of long-term strategic and performance objectives and each executive's current and anticipated contributions to the Company's future performance. Reflecting the increasing scope of the Company's business, the Committee recommended (and the full Board of Directors granted) stock option grants on May 18, 2000 for Paul Matteucci, our former CEO, of 200,000 shares and for seven other executives of an aggregate of 459,000 shares. These options vest monthly over 48 months beginning as of May 18, 2000.

Other Compensation

    The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including the Company's Employee Stock Purchase Plan. In addition, from time to time, executive officers have received sign-on bonuses or other bonuses based on extraordinary effort.

CEO Compensation

    Paul Matteucci was the Company's CEO until September 2000. Effective September 2000, the board appointed Rob Csongor as CEO. The Committee reviewed Mr. Matteucci's, and now reviews Mr. Csongor's compensation annually using the same criteria and policies as are employed for other executive officers. The Committee bases its decision to increase Mr. Csongor's base salary on a variety of factors, including the increased scope and responsibility of the CEO office and comparisons of CEO compensation levels for companies of similar size and maturity. Mr. Matteucci and Mr. Csongor received stock option grants in 2000 as described above.

Policy on Deductibility of Compensation

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders. In general, it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

    The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive officer of the Company. After consideration of the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests.

  SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

    William McCall

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 2000, none of HearMe's executive officers served on the board of directors of any entities whose directors or officers serve on HearMe's Compensation Committee. No current or past executive officers of HearMe serve on our Compensation Committee.

CERTAIN TRANSACTIONS

Option Grants

    The Company's 1999 Directors' Stock Option Plan provides for automatic grants for non-employee directors. On January 2, 2001, a grant of an option to purchase 30,000 shares of common stock at a price of $0.625 per share was made to Jeremy Verba. On April 28, 2000, grants of options to purchase 7,500 shares of common stock, at a price of $7.297 per share, were made to David Brown and William McCall. On April 30, 2001 grants of options to purchase 7,500 shares of common stock at a price of $0.34 per share were made to David Brown, William McCall and Jeremy Verba.

Promissory Notes

    The executive officers listed on the table below have executed full-recourse promissory notes in favor of the Company in excess of $60,000. All of the notes listed below were executed in connection with the purchase of shares of the Company's common stock, and if the notes are not paid back when due, the Company may seek repayment from the personal assets of the defaulting executive officer.

    Except for the notes issued to Ms. Palmor and Mr. Verba, these notes will become due and payable upon the earliest of:

  •
  nine months after our initial public offering

  •
  five years from the date of issue; or

  •
  The termination of the executive officer's employment with the Company.

    Ms. Palmor and Mr. Verba's notes originally became due on April 29, 2001.

    In December 2000, the Board of Directors extended the due date on the following Promissory Notes from January 29, 2000 to April 29, 2002.

Name	Date of Note	Amount	Interest Rate
Greg Mrva	1/25/99	$602,876.52	4.64%
Jeremy Verba	04/13/99	$487,869.90	4.49%
Linda Palmor	02/05/99	$221,398.31	4.71%
Robert Csongor	11/22/98	$123,594.00	4.51%

    The Company has agreed to forgive outstanding loans to some directors and executive officers. See "Executive Compensation and Other Matters—Executive Retention Plan" above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Board has a standing Audit Committee. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit Committee currently consists of Messrs. McCall and Verba, with one vacancy. From June 2001 to August 2001, the Audit Committee was comprised of three members: Messrs. Brown, McCall and Verba. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules, except that Mr. Verba was an employee of the Company within the last three years and is therefore deemed not to be independent under Nasdaq rules. Given Mr. Verba's familiarity with the Company, his operational and financial experience, and the unavailability of similarly qualified candidates for the Board and its Audit Committee, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to appoint Mr. Verba to the Audit Committee. The Audit Committee operates under a written charter adopted by the Board.

    The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company's independent accountants. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

    The Audit Committee held three meetings during the fiscal year 2001. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, the internal auditors and our independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2001 with management and the independent accountants.

    The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with the Company's management and PricewaterhouseCoopers LLP. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

    The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1 "Independence Discussion with Audit Committees" and has discussed with the accountants the accountants' independence.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

  SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

    William McCall
    Jeremy Verba

PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder returns for the Company's common stock, the peer group Hambrecht & Quist Internet Index and the Nasdaq Stock Market Index for U.S. Companies. The graph assumes the investment of $100 on April 29, 1999, the date of the Company's initial public offering. The data regarding the Company assumes an investment at the initial public offering price of $18.00 per share of the Company's common stock. The performance shown is not necessarily indicative of future performance.

COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
 AMONG HEARME, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

      $100 INVESTED ON 4/29/99 IN STOCK OR INDEX
      INCLUDING REINVESTMENT OF DIVIDENDS.
      FISCAL YEAR ENDING DECEMBER 31, 2000

	4/29/99	6/99	9/99	12/99	3/00	6/00	9/00	12/00
HearMe	$100.00	$122.22	$63.89	$147.92	$140.28	$25.00	$22.22	$3.47
Hambrecht & Quist	$100.00	$86.93	$87.75	$212.36	$191.48	$142.05	$136.65	$70.53
Nasdaq Stock Market (U.S.)	$100.00	$106.91	$109.35	$157.82	$180.17	$156.64	$144.13	$96.59

OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements.

NO INCORPORATION BY REFERENCE

    In HearMe's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph on page 15 of this proxy statement, the "Compensation Committee Report" on page 12, and the "Audit Committee Report" on page 14 specifically are not incorporated by reference into any other filings with the SEC.

    This Proxy Statement is sent to you as part of the proxy materials for the 2001 Annual Meeting of Stockholders. You may not consider this Proxy Statement as material for soliciting the purchase or sale of HearMe's stock.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL STOCKHOLDERS' MEETING

    If the Plan of Dissolution is adopted and approved, HearMe intends to file the Certificate of Dissolution with the Secretary of State of the State of Delaware and does not contemplate holding additional Annual Meetings of Stockholders unless HearMe is required to do so. To have your proposal included in our proxy statement for any 2002 Annual Meeting, however, you must submit your proposal in writing by March 1, 2002 to the HearMe offices at 685 Clyde Avenue, Mountain View, California 94043, Attn: Chief Financial Officer. If you submit a proposal for the 2002 Annual Meeting after March 1, 2002, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2002 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, and the Company's Current Reports on Form 8-K filed with the SEC on February 2, 2001, August 1, 2001 and August 16, 2001 are incorporated herein by reference.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein. Requests for such copies should be directed to HearMe, 685 Clyde Avenue, Mountain View, California 94043 (telephone: (650) 429-3900), Attention: Joyce Keshmiry, Chief Financial Officer.

OTHER MATTERS

    The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote by telephone or Internet, or to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

James Schmidt Chief Executive Officer
September , 2001 Mountain View, California

APPENDIX A

PLAN OF LIQUIDATION AND DISSOLUTION
OF
HEARME

    This Plan of Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of HearMe, a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law (the "DGCL") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

    1.  Effective Date.  The Board of Directors of the Company (the "Board") has adopted this Plan and called a meeting (the "Meeting") of the Company's stockholders (the "Stockholders") to take action on the Plan. If Stockholders holding a majority of the Company's outstanding common stock, par value $0.00005 per share (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

    2.  Cessation of Business Activities.  After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

    3.  Continuing Employees and Consultants.  For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the Board, such employees and consultants as the Board deems necessary or desirable to supervise the dissolution.

    4.  Liquidation Process.  From and after the Adoption Date, the Company shall complete the following corporate actions:

      (a)  Liquidation of Assets.  The Company shall determine whether and when to (i) transfer the Company's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 7 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders, without any further vote or action by the Company's stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

      (b)  Payment of Obligations.  The Company shall satisfy or, as determined by the Board, make reasonable provision for the satisfaction of, all legally enforceable claims and obligations of the Company, including the payment of any severance, retention and other compensation claims, all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

      (c)  Distributions to Stockholders.  The Company shall distribute pro rata to the Stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the

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  Board or the Trustees (as defined in Section 7 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan.

    5.  Cancellation of Stock.  The distributions to the Stockholders pursuant to Sections 4, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Stockholders, the Board or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Stockholders, the Board or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date on which the Company files its Certificate of Dissolution under the DGCL (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

    6.  Abandoned Property.  If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established pursuant to Section 7 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

    7.  Liquidating Trust.  If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under a liquidating trust (the "Trust'), any assets of the Company which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any

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kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 4 of this Plan. Any such conveyance to the Trustees shall be in trust for the Stockholders of the Company. The Company, subject to this Section and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

    8.  Timing of Distribution.  Whether or not a Trust shall have been previously established pursuant to Section 7, in the event it should not be feasible for the Company to make the final distribution to the Stockholders of all assets and properties of the Company prior to November 30, 2004 then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 7.

    9.  Certificate of Dissolution.  After the Adoption Date, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the DGCL.

    10.  Stockholder Consent to Sale of Assets.  Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

    11.  Expenses of Dissolution.  In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

    12.  Compensation.  In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

    13.  Indemnification.  The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Certificate of Incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are

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authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder.

    14.  Modification or Abandonment of the Plan.  Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by the DGCL.

    15.  Authorization.  The Board of the Company is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

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FORM OF PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HEARME

2001 ANNUAL MEETING OF STOCKHOLDERS

P R O X Y	The undersigned stockholder of HearMe, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September __, 2001, and hereby appoints James Schmidt and Joyce Keshmiry as proxies with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of HearMe to be held on September 28, 2001, at 10:00 a.m., local time, at the Sheraton Sunnyvale, located at 1100 North Mathilda Avenue, Sunnyvale, California, 94089, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:
Proposal No. 1. Approval and Adoption of Plan of Liquidation and Dissolution
/ / FOR	/ / AGAINST	/ / ABSTAIN
Proposal No. 2. Election of Directors
/ / For all nominees listed below		/ / Withhold authority for all nominees listed below
If you wish to withhold authority for any individual nominee(s), strike a line through his name or their names in the list below:
Paul Matteucci	Brian Apgar	James Schmidt	Robert Csongor
William McCall	Jeremy Verba
Proposal No. 3. Appointment of Independent Accountants
To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.
/ / FOR	/ / AGAINST	/ / ABSTAIN
CONTINUED AND TO BE SIGNED ON REVERSE SIDE			SEE REVERSE SIDE

NOTE:	This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Alternatively, you may vote by telephone at 1-800-690-6903 or on the Internet at www.proxyvote.com, in which case you will be prompted for the 12-digit control number appearing below.

THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF. IF NO CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED: (1) FOR APPROVAL AND ADOPTION OF THE PLAN OF LIQUIDATION; (2) FOR ELECTION OF DIRECTORS LISTED ABOVE; AND (3) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

DATED: __________, 2001

Printed name(s) exactly as shown on Stock Certificate
(Signature)
(Signature)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by its President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
PROPOSAL NO. 1
APPROVAL AND ADOPTION OF PLAN OF LIQUIDATION AND DISSOLUTION
BACKGROUND AND REASONS FOR THE PLAN
FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE PLAN
POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN UPON DIRECTORS AND OFFICERS
PRINCIPAL PROVISIONS OF THE PLAN
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
LIQUIDATION ANALYSIS AND ESTIMATES
VOTE REQUIRED AND BOARD RECOMMENDATION
PROPOSAL NO. 2 ELECTION OF DIRECTORS
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
OTHER INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
NO INCORPORATION BY REFERENCE
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL STOCKHOLDERS' MEETING
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
OTHER MATTERS
APPENDIX A
PLAN OF LIQUIDATION AND DISSOLUTION OF HEARME
FORM OF PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HEARME
2001 ANNUAL MEETING OF STOCKHOLDERS